AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON June 27, 2001
                                                      REGISTRATION NO. 333-57892
                                                     Post Affective Amendment #3

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               CALL-SOLUTIONS, INC.

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



        CALIFORNIA                        7389                     33-0563989

(STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL      (IRS EMPLOYER
    OF INCORPORATION OR          CLASSIFICATION CODE NUMBER)      IDENTIFICATION
       ORGANIZATION)                                                  NUMBER)



                                  JOHN BALLARD
                             CHIEF FINANCIAL OFFICER

                              555 WHITEHALL STREET.
                               ATLANTA, GA  30303
                                 (404) 222-0760



                        (ADDRESS AND TELEPHONE NUMBER OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               LEGAL SERVICES PLAN
                            (FULL TITLE OF THE PLAN)
                         Rosenfeld, Goldman & Ware, Inc.
                                101 Marietta St.
                                   Suite 1070
                                Atlanta, GA 30303

                         INTERNET SERVICES PROVIDER PLAN
                            (FULL TITLE OF THE PLAN)
                             Integrity Capital, Inc
                          914 Citadel Drive, Suite B-1
                                Everson, WA 98247


                        COPIES OF ALL COMMUNICATIONS TO:

                               THOMAS WARE, ESQ.,
                          101 MARIETTA ST., SUITE 1070,
                                ATLANTA, GA 30303
                               TEL. (404) 522-1202

Title of each class                     Proposed maximum     Proposed maximum
of securities to be    Amount to be    offering price per   aggregate offering       Amount of
    registered        Registered (1)        share (2)           price (2)        Registration Fee (2)(3)
    ----------        --------------        ---------           ---------        -----------------------
Common stock,
 no par value          13,220,000           $ 0.08             $1,056,000               $422.40


(1) INCLUDES AN INDETERMINATE NUMBER OF ADDITIONAL SHARES THAT MAY BE ISSUED PURSUANT TO THE ABOVE EMPLOYEE BENEFIT PLAN AS A RESULT OF ANY FUTURE STOCK SPLIT, STOCK DIVIDEND OR SIMILAR ADJUSTMENT.

(2) ESTIMATED PURSUANT TO RULE 457(c) SOLELY FOR PURPOSE OF CALCULATING THE AMOUNT OF THE REGISTRATION FEE, BASED UPON THE AVERAGE OF THE BID AND ASK PRICES REPORTED ON June 27, 2001, AS REPORTED ON THE OTC BULLETIN BOARD.

(3)  PREVIOUSLY  PAID

     THE PURPOSE OF THIS POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 333-57892 ON FORM S-8 (THE "REGISTRATION STATEMENT") OF CALL-SOLUTIONS, INC. IS TO FILE AS EXHIBITS TO THE REGISTRATION STATEMENT: TO REGISTER ADDITIONAL SHARES FOR EMPLOYEES AND CONSULTANTS AND TO CORRECT CLERICAL ERRORS IN THE REGISTRATION STATEMENT.

                  POST EFFECTIVE AMENDMENT #3 OF AN S-8 FILING
                                TABLE OF CONTENTS

PART  I

INFORMATION  REQUIRED  IN THE SECTION 10(A) PROSPECTUS                         6

ITEM  1.  PLAN lNFORMATION                                                     6

GENERAL  lNFORMATION                                                           6
The  Company                                                                   6
Purpose                                                                        6
Common  Stock                                                                  6
The  Consultant                                                                6
No  Restrictions  on Transfer                                                  6
Restrictions  on  Resales                                                      7

DOCUMENTS  INCORPORATED  BY REFERENCE & ADDITIONAL INFORMATION                 7

ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

Legal  Opinion  and Experts                                                    7
Indemnification  of  Officers and Directors                                    8

PART  II

INFORMATION  REQUIRED  IN THE REGISTRATION STATEMENT                           8

ITEM  3.  lNCORPORATION  OF DOCUMENTS BY REFERENCE                             8

ITEM  4.  DESCRIPTION  OF SECURITIES                                           8

ITEM  5.  INTERESTS  OF NAMED EXPERTS AND COUNSEL                              8

ITEM  6.  INDEMNIFICATION  OF DIRECTORS AND OFFICERS                           9

ITEM  7.  EXEMPTION  FROM REGISTRATION CLAIMED                                 9

ITEM  8.  EXHIBITS                                                            10

ITEM  9.  UNDERTAKINGS                                                        10

EXHIBIT  INDEX                                                                13

                                     PART I.

                INFORMATION REQUIRED IN SECTION 10 (A) PROSPECTUS

        The documents containing information specified in this Part I are being separately provided to the participants covered by the Plan, as specified by Rule 428(b) (1).

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13 (a), 13 (c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        (a)  The  Registrant's  latest  Annual  Report  on  Form  10-KSB;

        (b)  Quarterly  Report  on  Form  10-QSB for the quarter ended March 31,
2001

        (c) All other reports filed by Registrant pursuant to Sections 13 (a) or 15 (a) of the Exchange Act since the end of the fiscal year covered by the above-referenced Annual Report.

                       ITEM 4. DESCRIPTION OF SECURITIES.

        Not  applicable.

                 ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the securities that may be offered under the CALL-SOLUTIONS Stock Award Plan (the "Plan") will be passed upon for CALL-SOLUTIONS by Marcus A. Sanders, Attorney at Law 542 62nd Street, Oakland, CA. 94609. Mr. Marcus A. Sanders, who has provided advice with respect to this matter.

               ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

        Article VI of CALL-SOLUTIONS's Bylaws authorizes CALL-SOLUTIONS to indemnify any current or former director, officer, employee, or agent of CALL-SOLUTIONS, or a person serving in a similar post in another organization at the request of CALL-SOLUTIONS, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the California Corporation's Code, public policy or other applicable law. Section 317 of the California Corporation's Code authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

Item 7. EXEMPTION  FROM  REGISTRATION  CLAIMED.

        Not  Applicable.

Item 8. EXHIBITS.

        The Exhibits to this registration statement are listed in the Index to Exhibits on page 4.

Item 9. UNDERTAKINGS.

        The  undersigned  registrant  hereby  undertakes:

        (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 27, 2001.

                                              CALL-SOLUTIONS, Inc.

                                              By:  /S/  JOHN BALLARD
                                              John Ballard
                                              Chief Financial Officer
                                              (Duly Authorized Officer)

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated on June 27, 2001.



     Signature                      Title                             Date
     ---------                      -----                             ----

/S/  John Ballard           Chief Financial Officer              June 27, 2001
-----------------------     and Director
John Ballard


                                INDEX TO EXHIBITS



Exhibit
Number         Description
------         -----------

                                   PROSPECTUS

                              CALL-SOLUTIONS, INC.

                        23,935,007 SHARES OF COMMON STOCK
                         2,577,272 SHARES OF COMMON STOCK
                         1,000,000 SHARES OF COMMON STOCK
                        13,220,000 SHARES OF COMMON STOCK


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This Prospectus relates to 23,935,007 shares (the Shares) of common stock, of Call-Solutions, Inc. (the Company). The Shares have been issued to consultants (the Selling Shareholders) pursuant to Consulting Agreements. The Selling Shareholders will be offering the Shares for their own respective accounts, and the Company will not receive any part of the proceeds from the sales (see Selling Shareholders). This Prospectus identifies the Selling Shareholders with a current intent to sell, and other Selling Shareholders who hold Shares eligible for sale. Additional Selling Shareholders may be identified by prospectus supplements.

         The Company has been advised by the Selling Shareholders that there are not any underwriting arrangements with respect to the sale of the Shares. The Shares will be sold from time to time in the over-the-counter market at then prevailing prices or at prices related to the then current market prices or in private transactions at negotiated prices, and brokerage fees may be paid by the Selling Shareholders in connection with any sale. The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and related fees and expenses. The Company will bear the cost of preparing and filing the Registration Statement and Prospectus and all filing fees and legal and accounting expenses in connection with registration under federal and state securities laws.

THESE  SECURITIES  INVOLVE  A  HIGH  DEGREE  OF  RISK  (SEE  RISK  FACTORS)

The  Date  of  this  Prospectus  is   June 27,  2001

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL OR AN OFFERING OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES.

 The  Company  is  subject  to  the informational requirements of the Securities
Exchange Act of 1934 and in accordance with the Act files reports, proxy statements and other information with the Securities and Exchange Commission (the Commission). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and the Commission's Regional offices at 75 Park Place, 14th Floor, New York, New York 100007; 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90036 and 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from such facilities and the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549 at prescribed rates.

     This Prospectus, which constitutes part of a registration statement filed by the Company with the Commission under the Securities Act of 1934 omits certain of the information contained in the registration statement. Reference is hereby made to the registration statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered. Statements contained concerning the provisions of documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each statement is qualified in its entirety by such reference.

 INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE

The following documents are incorporated by reference into this Registration Statement, and are made a part hereof:

(a) The Registrant's annual report on Form 10-K, for the fiscal year ended December 31, 2000.

(b) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2001.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of such fiscal year.

(d) All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

 THE  COMPANY

 ITEM  1     DESCRIPTION  OF  BUSINESS

Business  Development
---------------------

The Company was incorporated in California on August 15, 1983 using the name of Tahoe Lake Concessions, Inc. The Company remained dormant until 1993. On June 21, 1993, the Company's shareholders approved a name change to BAOA, Inc. From 1993 through 1997, BAOA was engaged in the development, marketing, and sales of an educational and entertainment board game, the marketing of an affinity credit card, the licensing of a trademark logo, "Black Americans of Achievement," and the development of a television game show. On October 4, 2000, the Company's shareholders approved a name change to Call-Solutions, Inc. On January 20, 2001, the name change was officially filed with the California Secretary of State.

There  have  been  no  bankruptcy,  receivership  or  similar  proceedings.

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Business  of  the  Issuer
-------------------------

Call-Solutions' mission is to open call centers throughout the world in locations which have business atmospheres that are encouraging to labor intensive business operations. The Company's goal is to be the first choice of corporate business customers who wish to outsource their company's teleservice needs. The company will design its call centers to be multi-media contact centers to facilitate computer telephony integration technology enabling all Internet, cable and telephony commerce.

The Company also desires to become a world leader in "direct-to-consumer" distribution of goods and services by using its call center operation.


Competition
-----------

While the size and financial strength of the Company's competitors are substantially greater than those of the Company, management believes the Company will be able to compete effectively because it will incur lower costs and expenses due to significantly lower labor costs. The Company believes that the affordable labor rate will significantly increase its profitability on call center projects. This factor will also allow the company to train its teleservice representatives for new sales and marketing campaigns at extremely competitive rates. This ability to re-train its teleservices representatives at an affordable rate will make the Company's call centers more competitive in the marketplace.


ITEM  2     DESCRIPTION  OF  PROPERTY

The Company has a lease on their office space located at 555 Whitehall Street, Atlanta, Georgia.


ITEM  3     LEGAL  PROCEEDINGS

The  Company  had  no  legal  proceedings  in  2000  and  none  are  pending.


ITEM  4     SUBMISSION  OF  MATTERS  TO  A  VOTE  OF  SECURITY  HOLDERS

On October 4, 2000, the Company held a Special Meeting of the Shareholders. The Shareholders were considering the following issues:

1. Resolution Number 1. A Shareholders' resolution amending Article 4 of the Amended Articles of Incorporation and approving a reverse stock split of the issued and outstanding shares of this Corporation's Common Stock.

2. Resolution Number 2. A Shareholders' resolution amending the Amended Articles of Incorporation so that there will be 90,000,000 common shares authorized after the Reverse Split.

3. Resolution Number 3. A Shareholders' resolution amending Article 1 of the Amended Articles of Incorporation to change the name of the Corporation to: Call-Solutions, Inc.

4.             Resolution  Number  4.  Ratification of Accounting firm Kahn Boyd
Levychin, CPAs.


Vote  of  Shareholders
----------------------

A majority of the Shareholders voted in favor of Resolutions 1, 2, 3 and 4 as follows:

                                      FOR          AGAINST      ABSTAIN
          Resolution Number 1     117,881,596     2,014,866      32,100
          Resolution Number 2     117,762,696     2,111,866      54,100
          Resolution Number 3     119,269,896       587,666      71,000
          Resolution Number 4     118,964,062       681,500     283,000

                                     PART II


ITEM  5     MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDERS  MATTERS.

General
-------

The Company's common stock is traded on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is sponsored by the National Association of Securities Dealers (NASD). The Electronic Bulletin Board is a network of security dealers who buy and sell stocks.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                         1999               LOW     HIGH
                         First  Quarter     .04     .06
                         Second Quarter     .03     .15
                         Third  Quarter     .03     .06
                         Fourth Quarter     .02     .05

                         2000               LOW     HIGH
                         First  Quarter     .03     .30
                         Second Quarter     .05     .12
                         Third  Quarter     .02     .06
                         Fourth Quarter     .02     .31


The Company's Board of Directors determines any payment of dividends. The Board of Directors does not expect to authorize the payment of cash dividends in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements, and other business and financial considerations.


         THE SECURITIES REGISTERED HEREBY ARE SPECULATIVE, INVOLVE A HIGH AMOUNT OF RISK, AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOS THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE HIGH RISK ASSOCIATED WITH THESE SECURITIES.

        Prospective investors should, prior to making an investment, carefully consider the following risk factors with respect to the Company and this offering.

                                  RISK FACTORS

(1) Competition. The business in which the Company is engaged is highly competitive and many of the Company's competitors have substantially greater resources and experience than the Company.

(2) No Dividends. The Company has never paid a dividend on its Common Stock, and does not intend to pay dividends in the foreseeable future. It currently intends to retain substantially all future earnings for use in its business.

(3) Lack of Operating History and Possibility of Operating Losses. The Company may incur operating losses and no assurance can be given as to the ultimate success or failure of the Company or as to the return, if any, that investors will receive on their investments. Operating losses could be substantial, in which event investors could sustain a total loss of their investment.

(4) Market Acceptance. The Company's ability to successfully market its products will depend upon its acceptance by the community. There can be no assurance that the Company will be able to achieve commercial acceptance of its travel business.

(5) Broker-Dealer Sales of Company's Registered Securities. The Company's common stock is deemed a "Penny Stock" since the Gross assets are less than $4,000,000 and the net assets are less than $2,000,000. Therefore the SEC imposes additional sales requirements on Broker-Dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worths in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with a spouse). In these transactions, the Broker-Dealer must make a suitability determination and obtain the purchaser's written agreement to the transaction prior to the sale. Consequently, the rules may make it more difficult for the Brokers to sell the securities or for shareholders to sell in a secondary market.

THIS LIST OF RISK FACTORS MAY NOT BE COMPREHENSIVE. EACH INVESTOR IS CAUTIONED AND ADVISED TO MAKE HIS OWN INQUIRIES AND ANALYSIS WITH RESPECT TO THE CURRENT AND PROPOSED BUSINESS OF THE COMPANY.

MANAGEMENT

The  executive  officers  and  Directors  of  the  Company  are  as  follows:



DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH
SECTION  16(a)  OF  THE  EXCHANGE  ACT

Director               Age           Date  Elected         Position

Peter  Van  Brunt      46            7/20/96               Director  &  CEO
John  Ballard          42            10/1/99               Director  & CFO
Cameron  Billmyer      55            10/1/99               Director  & Secretary

Peter  Van  Brunt Van  Brunt
----------------------------
Mr. Van Brunt is an expert at developing new businesses. His extensive experience in the International and Domestic arenas of business and finance have given him the experience to launch and maintain Call-Solutions' mission in establishing teleservice centers around the world.

Mr. Van Brunt has over 24 years of business experience. As a corporate officer for an African Development company, he successfully started a crude oil trading company acquiring and trading over 36 million barrels of crude petroleum oil, conducted commodities transactions and business development throughout the African continent. He also established an aircraft leasing company, a rough diamond trading business as well as successfully operating today.

He was senior vice president and assistant general counsel for one of the nation's largest African American owned recording companies. He managed all phases of business affairs and contract negotiations for artists. His experience also includes negotiating agreements for recording artists, distribution, publishing and foreign licensing. While serving as President of an Interactive software publishing company, he designed and implemented a national sales campaign for Software products and was responsible for the artist licensing and distribution strategies.

Mr. Van Brunt is a graduate of Columbia University, completed a J.D. in Law from the University of La Verne where he was an Editor on Law Review and has taken postgraduate studies at Oxford University.

John  Ballard
-------------
John has more than 14 years of leadership, management, project management, accounting and administrative experience.

Ballard is currently the CFO for a chain of retail stores in Denver, where he is responsible for all financial operations of retail stores, and creates all accounting and financial reports. Ballard has served as a financial specialist for Martin Lockheed and served as an accountant for Texaco.

Ballard holds a BS in management and marketing from the University of Colorado, where he graduated Magna Cum Laude. Ballard also holds a MBA from Regis University.

R.  Cameron  Billmyer
---------------------
Mr. Billmyer has enjoyed a distinguished career as a lawyer, currently specializing in corporate law, transactional work, due diligence and financial analysis. He also has been a part-time faculty member teaching paralegals at Villanova University for the last six years. Prior to starting his new firm, he was a trial attorney specializing in FELA litigation for the insurance industry in Pennsylvania. Mr. Billmyer received a B.A. from Wesleyan University in Middletown, Connecticut, a M.Ed. from Temple University in Philadelphia, Pennsylvania and a J.D. from the Delaware Law School of Widener University. The directors of the Company are elected annually by the shareholders for a term of one year or until their successors are elected and qualified. The officers serve at the pleasure of the Board of Directors.

CERTAIN  TRANSACTIONS

 Call-Solutions had opened and planned to expand a call center in Montego Bay, Jamaica. However, the opportunity to acquire an existing call center with over 250 seats has now become available. Call-Solutions ceased its call center operations to engage in the acquisition of Sharpe Communications, a call center located in the Cazoumar Free Zone. The Sharpe Communications call center has the ability to handle both inbound and outbound teleservice work. Currently, Sharpe Communications performs outbound direct marketing of its own travel club products and credit cards.

Sharpe Communications reported gross revenues over the last 12 months in excess of three million eight hundred thousand United States dollars (US $3,800,000.00) and revenue over the next twelve months is expected to gross over twelve million United States dollars (US $12,000,000.00). Sharpe offers its clients three options:

1. Complete outsourcing of their clients' teleservice needs, including recruitment, training, and management.
2. Access to agent positions and telecommunications. Sharpe supplies fully equipped workstations and telecommunications equipment, the client hires and trains their own agents.
3. Space and telecommunications only. Clients construct their own agent workstations and handle all personnel matters including recruitment, training and management.

The Company's Jamaica call center is projected to gross over twelve million dollars in sales provided it ramps up to its full capacity during the next twelve months.

The Company will face considerable risk in each of its business plan steps, such as difficulty of hiring competent personnel within its budget and a lack of funding due to the Company's inability to raise capital in the Equity Securities Market. If no funding is received during the next twelve months, the Company will be forced to rely on its existing cash in the bank and funds loaned to the Company. In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps and would instead delay all cash intensive activities.


 USE  OF  PROCEEDS

      The Shares will be offered by the Selling Shareholders for their own respective accounts and the Company will not receive any part of the proceeds from the sale. The principal reason for this offering is to allow the Selling Shareholders to offer their Shares pursuant to an effective registration statement as required in certain agreements between the Company and the Selling Shareholders.

SELLING  SHAREHOLDERS

     The following table sets forth for each of the Selling Shareholders such person's ownership of shares at March 29, 2001, the number of shares being offered by each person.

     Employee/Consultant               Number of Shares


Joe  Risk                              1,806,818
Teena  Martin                            397,728
Teena  Martin                          1,500,000
Richard  Dwayne  Britt                   954,546
Steve  Wright                            306,819
Marcus  A.  Sanders                      613,637
Charles  L.  Smith                        56,819
Delmonty  Clark                          200,000
Delmonty  Clark                           72,728
Glenn  Toby                               22,728
Virgil  Roberts                          272,728
John  Ballard                          1,022,728
Cameron  Billmyer                        272,728
Peter  Van  Brunt                      3,500,000
Thomas  Ware                           1,150,000
Tribe  Communications                    250,000
Integrity  Capital                       300,000
Hank  Caldwell                         1,000,000
Gary  Wykidal                             50,000
Bishop  McKinney                         100,000
HKN  Investments                      10,000,000
Herman  Weeks                             85,000
Total  Issuance                       23,935,007
Malcolmn  Pryor                        1,000,000
Stephen  Solomon                       1,000,000
Johnny  Thomas                           100,000
Glenn Toby                               277,272
Delmonty  Clark                          200,000
Total  Issuance                        2,577,272

                  Second Amendment

Tribe  Communications,  Inc.           1,000,000
Total  Issuance                        1,000,000

                   Third Amendment


Employee/Consultants        Number of Shares

Joe Risk                           2,500,000

Teena Martin                       1,060,000

Richard Dwayne Britt               1,160,000
Cornell Price                        350,000
Vincent Kenyon                       350,000
Rosenfeld, Goldman & Ware,         1,150,000
Inc.
Delmonty Clark                       400,000
Dwain Gayle                          500,000
Virgil Roberts                       250,000
John Ballard                       1,500,000
Cameron Billmyer                     500,000
Peter Van Brunt                    2,750,000
Dennis Puckett                       250,000
Marcus Sanders                       500,000
Total Issuance                    13,220,000


PLAN  OF  DISTRIBUTION

       The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

The  Shares  may  be  sold  in  one  or  more  of  the  following  ways:

(a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and

(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate.
Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution, or secondary distribution or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(c) under the Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer,
(ii) the number of shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer when applicable, (v) that such broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.

     The Selling Shareholders will be subject to anti-fraud and anti-market manipulation rules under the Securities Exchange Act of 1934 in connection with this offering. Rules 10b-2, 10b-6 and 10b-7, among others, effectively prohibit the Selling Shareholders from purchasing the Company's common stock while the Shares are being offered pursuant to this Prospectus.

     The Company has agreed to indemnify the Selling Shareholders and underwriters acting of their behalf against certain liabilities under the Act for material misrepresentations or omissions contained in this Prospectus.

     The laws of certain states may require that sales of the Shares offered be conducted solely through brokers or dealers registered in those states.

 DESCRIPTION  OF  SECURITIES

     The Company has authorized 90,000,000, .001 par value, shares of common stock and 50,000,000, no par value, shares of preferred stock. Each holder of common stock has one vote per share on all matters voted upon by the shareholders. The voting rights are noncumulative so that shareholders holding more than 50% of the outstanding shares on common stock are able to elect all members of the Board of Directors. There are no preemptive rights or other rights of subscription.

     Each share of common stock is entitled to participate equally in dividends as and when declared by the Board of Directors of the Company out of funds legally available, and is entitled to participate equally in the distribution of assets in the event of liquidation. All shares, when issued and fully paid, are nonassessable and are not subject to redemption or conversion and have no conversion rights.

     There are no dividend rights to the preferred shares. Each preferred share has one vote equal to a share of common stock.

     There was a meeting of shareholders of the Company on October 4, 2000 where if was resolved that the Company reverse split its common shares 1 for 20, which was effective on October 4, 2000. All share numbers reflect this change. The split did not have any effect on the preferred shares.

LEGAL  MATTERS

     Legal matters in connection with this offering of Common Shares will be passed upon for the Company by Thomas Ware, Attorney at Law, Atlanta, Georgia.

EXPERTS

     The audited financial statements of the Company included in this prospectus have been examined by the accounting firm of Kahn, Boyd, Levychin, LLP, Certified Public Accountants, as set forth in its report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firms as experts in accounting and auditing.


                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit  Number
In  Registration
Statement                  Description                Numbered  Page
--------------------------------------------------------------------
Not  Applicable
4.1                        Amended  Consulting  Agreement  with
                           Integrity  Capital.
4.2                        Consulting  Agreement  with  Tribe
                           Communications,  Inc.
4.3                        Consulting  Agreement  with  Hank  Caldwell.
4.4                        Consulting  Agreement  with  Bishop
                           McKinney.
4.5                        Consulting  Agreement  with  Herman  Weeks.
4.6                        Consulting  Agreement  with  Malcomn  Pryor.

5.                         Opinion  of  Thomas  Ware,  regarding
                           the  legality  of  the  securities  registered.

15.                        Not  Required

23.1                       Consent  of  Thomas  Ware,
                           special counsel to registrant, to the use of its opinion with respect to the legality of the securities being registered hereby and to the references to it in the Prospectus filed as a part hereof.

23.2                       Consent  of  Kahn,  Boyd,  Levychin,  LLP,
                           Certified  Public  Accountants

27.                        Not  Required
28.                        Not  Required
29.                        Not  Required

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Atlanta, GA 30303 on this 27th day of March, 2001.

                                      CALL-SOLUTIONS,  INC.
                                       (Registrant)

                              By:  /s/  John Ballard
                                   -------------------------
                                   John Ballard
                                   Chief  Financial  Officer

         Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

   Signatures                     Title                            Date
   ----------                     -----                            ----

/s/  John Ballard          Chief  Financial  Officer           June 27, 2001
----------------------
     John Ballard